COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
    GENERAL NEW YORK MUNICIPAL BOND FUND, INC.
    AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX

     EXHIBIT A:
     _________________________________________________________
    |                 |                      |               |
    |                 |         LEHMAN       |    GENERAL    |
    |                 |        BROTHERS      |    NEW YORK   |
    |     PERIOD      |       MUNICIPAL      |    MUNICIPAL  |
    |                 |      BOND INDEX *    |    BOND FUND  |
    |---------------- |  ------------------  |  -------------|
    |    10/31/85     |             10,000   |        10,000 |
    |    10/31/86     |             12,260   |        11,642 |
    |    10/31/87     |             12,158   |        11,605 |
    |    10/31/88     |             13,929   |        12,680 |
    |    10/31/89     |             15,058   |        13,288 |
    |    10/31/90     |             16,175   |        14,014 |
    |    10/31/91     |             18,143   |        16,092 |
    |    10/31/92     |             19,666   |        17,417 |
    |    10/31/93     |             22,435   |        20,561 |
    |    10/31/94     |             21,457   |        19,206 |
    |    10/31/95     |             24,642   |        21,700 |
    |--------------------------------------------------------|


     *Source: Lehman Brothers